Exhibit 10.7

LEASE AGREEMENT

Between

8900 SHOAL CREEK, a Texas General Partnership,

as Landlord,

and

STAKTEK GROUP L.P., a Texas limited partnership,

as Tenant,

Covering approximately 46,347 gross square feet, being

All of the building known as

“Building 100”

located at

8900 Shoal Creek Boulevard

Austin, Texas 78758

STANDARD INDUSTRIAL LEASE AGREEMENT

TRAMMELL CROW COMPANY - (AUS/91)

Approximately 46,347 gross square feet

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into by and between 8900 Shoal Creek, a Texas general partnership, hereinafter referred to as “Landlord,” and Staktek Group L.P., a Texas limited partnership, hereinafter referred to as “Tenant,” to be effective as of December 1, 2003.

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, as more particularly described or depicted on EXHIBIT “A” attached hereto and incorporated herein by reference (the “Premises”), which Premises consist of (i) approximately 46,347 gross square feet of space, being the entire building known as Building 100 (the “Building”), situated on certain real property located at 8900 Shoal Creek Boulevard, Austin, Texas 78758, and (ii) the truck court abutting and immediately west of the Building (the “Track Court”), to have and to hold said Premises, subject to the terms, covenants and conditions in this Lease. The Premises is a part of that certain development or project (“Project”) locally known as Shoal Creek Business Park, in Austin, Travis County, Texas. The term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end at 11:59 p.m., CST, on the last day of the month that is eighty-four (84) months after the Commencement Date, unless extended or earlier terminated as provided herein.

A. Existing Building and Improvements. If no material improvements are to be constructed to the Premises, the “Commencement Date” shall be December 1, 2003. In such event, Tenant acknowledges that (i) it has inspected and accepts the Premises in its “as is” condition, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise expressly set forth in this Lease).

B. Landlord Improvements. Landlord acknowledges and agrees that any landlord improvements at the Premises shall be constructed, installed and/or performed in a good and workmanlike manner and in accordance with all federal, state and local rules, regulations, and ordinances applicable thereto.

2. BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

A. Base Rent. Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off (except as otherwise set forth in this Lease), at the rate of

Months	Base Rental Rate PSF/Mo.	Total Monthly Base Rent
Months 1-5	$0.00	$0.00
Months 6-36	$0.50 RSF/month	$23,173.50
Months 37-60	$0.60 RSF/month	$27,808.20
Months 61-84	$0.65 RSF/month	$30,125.55

per month during the term hereof. The first monthly installment of Base Rent shall be due and payable on the first day of the sixth (6th) calendar month following the Commencement Date, and a like monthly installment shall be due and payable on or before the first day of each calendar month thereafter during the term of the Lease, except that all payments due hereunder for any fractional calendar month shall be prorated.

B. Security Deposit. Landlord and Tenant acknowledge and agree that Tenant has deposited with Landlord the sum of One Thousand and No/100 Dollars ($1,000.00) as a security deposit under that certain Lease Agreement by and between Landlord and Tenant dated November 19, 1990, as amended (the “Original Lease”). Landlord agrees that the security deposit under the Original Lease shall be held by Landlord without obligation for interest, as security for the performance of Tenant’s obligations under this Lease (the “Security Deposit”), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Within thirty (30) days following demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. During the Lease term, the Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within ninety (90) days following termination or expiration of the Lease term, provided Tenant has given Landlord written notice of Tenant’s forwarding address for purpose of returning the Security Deposit.

C. Escrow Deposits. Without limiting in any way Tenant’s other obligations under this Lease, in addition to Base Rent. Tenant agrees to reimburse Landlord for Tenant’s Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, and the cost of any tax consultant to assist Landlord in determining the fair tax valuation of the Project; (ii) the cost of utilities provided to the Common Areas of the Project (as hereinafter defined) by Landlord pursuant to Paragraph 8 below, (iii) Landlord’s cost of maintaining any insurance or insurance related expense applicable to the Project and Landlord’s personal property used in connection therewith, including, but not limited to, insurance pursuant to Paragraph 9A below, and (iv) Landlord’s costs of maintaining the Project which include but are not limited to (a) maintenance and repairs, (b) landscaping, (c) roof repairs, (d) management fees, not to exceed five percent (5%) of the monthly Base Rent payable by Tenant hereunder, from time to time, (e) exterior painting, and (f) parking lot and sidewalk maintenance and repairs (the costs described in (i)- (iv) being collectively referred to as the “Tenant Costs”). Tenant Costs shall not include the following expenses: (a) any costs for interest, amortization, or other payments on loans to Landlord; (b) expenses incurred in leasing, marketing or procuring tenants for the Project, (c) legal expenses other than those incurred for the general benefit of the Project’s tenants, (d) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Project or vacant space in the Project, (e) rents under ground leases, (f) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Project, (h) depreciation, (i) costs of replacing any roof or parking area at the Project, or (j) any costs for utilities provided to any single tenant of the Project or any utilities separately metered for and paid by any tenant of the Project. Commencing on the Commencement Date, and thereafter on the first day of each calendar month during the term of this Lease. Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant’s Proportionate Share of the Tenant Costs (such payments being referred to herein as the “Escrow Deposits”). Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such

Tenant Costs. The initial monthly Escrow Deposits are based upon the estimated amount of Tenant Costs for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs. If the Tenant’s total Escrow Deposits for any calendar year are less than Tenant’s actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total Escrow Deposits of Tenant for any calendar year are more than Tenant’s actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant’s Escrow Deposits next maturing after such determination. Tenant shall have the right to audit Landlord’s books and records relating to such Tenant Costs annually. Tenant’s “Proportionate Share” of the Project, as such term is used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Building and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project. For the purposes of this Lease the Building contains 46,347 gross rentable square feet and the Project contains 80,297 gross rentable square feet Tenant’s Proportionate Share for the purposes of this Lease is 57.7%.

“Common Areas” shall mean and refer to all parking areas, driveways, sidewalks, landscaped areas and other areas within the Project which are for the use and benefit of all tenants and occupants of the Project.

3. TAXES.

A. Real Property Taxes. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as “Taxes”) that accrue against the Premises and the Project of which the Premises is a part. If at any time during the Term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof.

B. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed by or on behalf of Tenant in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, within thirty (30) days following written demand, the amount of such taxes.

4. LANDLORD REPAIRS AND MAINTENANCE.

A. Structural Repairs. Landlord shall, at its own cost and expense (subject to reimbursement pursuant to Paragraph 2C, except in the event of replacements), maintain or have maintained the roof, foundation, exterior walls and the structural soundness of the Building in good repair, reasonable wear and tear excluded. The term “walls” as used herein shall not include windows, glass or plate glass, any doors, special store fronts or office entries, and the term “foundation” as used herein shall not include loading docks. Tenant shall give Landlord written notice of any defect or need for repairs, after which Landlord shall have thirty (30) days to effect such repairs or cure such defect (or such longer period as is necessary, so long as Landlord commences such repairs within said 30-day period and thereafter diligently pursues same to completion).

B. Common Area Maintenance and Repairs. Landlord shall, at its own cost and expense (subject to reimbursement pursuant to Paragraph 2C, except in the event of replacements), maintain or have maintained in good repair and condition, reasonable wear and tear excepted, the following (i) all plumbing, electrical, sprinkler (if any), irrigation, and other mechanical systems and facilities which are exterior to the Building, and (ii) all sidewalks and parking areas at the Project. In addition, Landlord shall, at its own cost and expense (subject to reimbursement pursuant to Paragraph 2C) maintain all landscaping located within the Common Areas.

C. Mold. In the event any molds, fungi, bacteria, mildew or other similar matters (collectively, “Molds”) are discovered to exist in or on the Premises as a result of Landlord’s actions, failure to perform, or negligence in performing any of Landlord’s obligations under this Lease, then Landlord shall, at its own cost and expense (and without any charge to Tenant), repair or replace any portion of the Premises on which such Molds are found to exist.

5. TENANT REPAIRS.

A. Maintenance of Premises and Appurtenances. Tenant, at its own cost and expense, shall (i) keep the Premises free of trash and debris from Tenant’s use, maintain all parts of the interior of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) except as otherwise expressly permitted in this Lease, keep the Common Areas free of trash, debris, inventory (including, but not limited to pallets) barrels and equipment from Tenant’s use. Tenant’s obligation to maintain, repair and make replacements to the Premises, shall cover, but not be limited to pest control (including termite treatment, subject to partial reimbursement by Landlord within ten (10) days following receipt of an invoice from Tenant, for one-half of the costs incurred by Tenant for initial termite treatment of the Premises), trash removal, and the maintenance, repair and replacement of all HVAC units, electrical, plumbing, sprinkler (if any) and other mechanical systems serving the Premises (except to the extent Landlord is expressly responsible hereunder).

B. Mold. In the event any Molds are discovered to exist in or on the Premises as a result of Tenant’s actions, failure to perform, or negligence in performing, any of Tenant’s obligations under this Lease, then Tenant shall, at its own cost and expense (and without any charge to Landlord), repair or replace any portion of the Premises on which such Molds are found to exist.

C. Parking. Tenant and its employees, agents, representatives, contractors, customers, licensees and guests have the exclusive right, at no additional cost to Tenant, to use 145 surface parking spaces located at the Project and designated on EXHIBIT “D” attached hereto and incorporated herein (the “Parking Spaces”). In addition to, and without limiting or affecting the foregoing, Tenant shall have the right (but not the obligation) to use all or any portion of the Truck Court for up to nineteen (19) additional parking spaces for the exclusive use of Tenant, its employees, agents, representatives, contractors, licensees, and guests. Landlord may (but shall not be obligated to) enforce Tenant’s parking rights against any third parties. In the event Landlord elects not to enforce Tenant’s parking rights hereunder, following notice of a violation thereof from Tenant, then Tenant may tow or take other lawful and reasonable actions necessary to enforce its exclusive parking rights hereunder. Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises. Tenant may, at its option and expense, mark the Parking Spaces (and any parking spaces in the Truck Court) either by painting, signage (as reasonably approved by Landlord) or any other reasonable means necessary to enforce Tenant’s rights under this paragraph; provided, however, Tenant shall not interfere with the ingress and egress rights of other tenants within the Project. If, due to any action by Landlord in violation of this Lease, all or any of the Parking Spaces are not available for use by Tenant, then Landlord shall pay to Tenant liquidated damages in the amount of Twenty Thousand and No/100 Dollars ($20,000.00) per month, prorated on a daily basis, from the date any such Parking Space(s) become unavailable to Tenant until such time as Landlord restores Tenant’s exclusive right to use such Parking Spaces. Landlord and Tenant agree that the damages that will be incurred by Tenant as a result of any loss of use of any Parking Space(s) are extremely difficult or impossible to estimate, and the parties mutually agree that the amount set forth in the preceding sentence is not intended as a penalty, but is a reasonable and acceptable pre-estimate of damages which will be incurred by Tenant as a result of such loss of use (if any Parking Space(s). In the event Landlord fails to pay to Tenant the liquidated damages as required herein, upon written demand, Tenant may either (i) offset the amount of such liquidated damages against Base Rent, Escrow Deposits and other amounts required to be paid by Tenant herein, or (ii) terminate this Lease, by written notice to Landlord, which termination shall be effective as of the date of termination set forth in such notice, and pursue any other remedies available to Tenant at law or in equity.

D. System Maintenance. Tenant shall, at its own cost and expense, prevent the discharge, leakage, or overflow of water and other liquids produced by all HVAC, electrical, plumbing, sprinkler and other mechanical systems, and Tenant shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment (including air ducts and ventilation systems) within the Premises. The service contract must include the replacement of filters on a regular basis and all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

E. Option to Maintain Premises. In the event Tenant fails to satisfy any of its maintenance, repair and/or replacement obligations hereunder, then Landlord reserves the right, subject to Paragraph 14, to enter upon the Premises and perform, in whole or in part, any such maintenance, repairs and/or replacements. In the event Landlord performs (or has performed) any such maintenance, repair and/or replacement, Tenant shall be liable for, and shall pay within ten days following written demand, the actual and reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and/or replacement.

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it (a) has received plans and specifications for such Alterations which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had no less than three (3) business days to review them. If the Alterations will affect the Building’s structure then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord and provided to Landlord in a CAD disk format. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work. Upon completion of any Alteration which affects the Building’s structure, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefore in a CAD disk format. Tenant may erect and install shelves, bins, machinery, trade fixtures, additional HVAC units, additional electrical panels, air compressors, vacuum pumps, nitrogen tanks, uninterruptible power systems, chillers, or any other machinery or equipment, that Tenant, in its sole opinion, considers necessary for its business (collectively, “Tenant’s Trade Fixtures and Equipment”), provided that such items (1) do not alter the structure of the Building; (2) do not overload or damage the same; and (3) may be removed without material damage to the Building. Unless Landlord specifies in writing otherwise, all Alterations shall be Landlord’s property when installed in the Premises. Unless otherwise mutually agreed to in writing by Landlord and Tenant, all of Tenant’s Trade Fixtures and Equipment shall be removed on or before the earlier to occur of the day of termination or expiration of this Lease, at which time Tenant shall repair and restore the Premises to good condition, reasonable wear and tear excepted. All work performed by a Tenant in the Premises (including that relating to the installations, repair replacement, or removal of any item) shall be performed in accordance with all applicable governmental laws, ordinances, regulations, and in a good and workmanlike manner, and so as not to materially damage or alter the Building’s structure. Tenant shall be responsible for compliance with The Americans With Disabilities Act of 1990 as amended (hereafter “ADA”) or any successor statute to the ADA, in connection with any Alterations made by or on behalf of Tenant. Landlord shall be responsible for compliance with the ADA, or any successor statute to the ADA, in connection with any Alterations made by or on behalf of Landlord

7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed). Tenant shall repair, paint and/or replace the Building fascia surface to which its signs are attached upon Tenant’s vacating the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord’s prior written consent, (i) make any changes to the exterior of the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord or shall be otherwise subject to Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

8. UTILITIES. Landlord and Tenant acknowledge that all electrical, water and wastewater utilities at the Building are separately metered and Tenant agrees to pay all costs and expenses for water, electricity, telephones, sewer, and other utilities used within and provided to the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, directly to the providers of such utilities and services. Tenant shall pay, as part of Tenant’s Costs, its Proportionate Share of all charges for electricity, water and other utilities provided by Landlord to the Common Areas. Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure, unless and to the extent such failure is due to Landlord’s negligence or willful misconduct.

9. INSURANCE.

A. Landlord’s Insurance. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building in an amount not less than eighty percent (80%) of the “replacement cost” thereof, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief.

B. Tenant’s Insurance. Tenant, at its own expense, shall maintain during the Term of this Lease a policy or policies of workers_ compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and Five Hundred Thousand Dollars ($500,000.00) per occurrence and One Million Dollars ($1,000,000.00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, shall also maintain during the Term of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant; and (ii) all of Tenants personal properly contained within the Premises. Said policies shall (i) name the Landlord and management company as additional insured and insure Landlord’s and management company’s contingent liability under or in connection with this Lease (except for the workers_ compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord; and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

C. Prohibited Uses. Tenant will not use or authorize the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the Landlord’s insurance risk or the cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of Landlord’s insurance on the

Premises is caused by Tenant’s use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon written demand therefor.

10. FIRE AND CASUALTY DAMAGE.

A. Termination Upon Damage and Destruction. If the Premises should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If the Premises is totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord’s commercially reasonable estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage or after such completion there would not be enough time remaining in the term of this Lease to fully amortize such rebuilding or repairs, then in any such event Landlord may terminate this Lease, by written notice to Tenant, and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. In the event that ten percent (10%) or more of the Premises are damaged or destroyed by fire or other peril (other than by fire or peril caused by Tenant, its employees, agents, contractors or representatives or Tenant’s equipment) or should be so damaged that, in Landlord’s commercially reasonable estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, then in either event Tenant may terminate this Lease by written notice to Landlord, and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

B. Partial Damage or Destruction. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and this Lease is not terminated by Landlord or Tenant as provided in Paragraph 10A, then Landlord shall restore the Premises to the condition in which same existed prior to the damage, within one hundred eighty (180) days following such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that were constructed, erected or installed in or about the Premises for the benefit of, by, or for, Tenant.

C. Lienholders’ Rights in Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

D. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage covered or required hereunder to be covered in whole or in part by insurance, that may occur to the Premises, improvements to the Premises, or personal property located in or on the Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

11. MUTUAL LIABILITY AND INDEMNIFICATION.

A. EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LANDLORD HAS RELEASED, TENANT SHALL HOLD LANDLORD HARMLESS FROM AND DEFEND LANDLORD AGAINST ANY AND ALL CLAIMS OR LIABILITY FOR ANY INJURY OR DAMAGE (I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF, THE PROJECT AND/OR COMMON AREAS, THE USE OF WHICH TENANT MAY HAVE IN ACCORDANCE WITH THIS LEASE, IF, AND ONLY TO THE EXTENT, SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OR OMISSION OF ANY DUTY BY TENANT, ITS AGENTS, SERVANTS, EMPLOYEES OR INVITEES; (II) ARISING FROM THE CONDUCT OR MANAGEMENT OF ANY WORK DONE BY THE TENANT IN OR ABOUT THE PREMISES; (III) ARISING FROM TRANSACTIONS OF THE TENANT; AND (IV) ALL REASONABLE AND ACTUAL COSTS, COUNSEL FEES, EXPENSES AND LIABILITIES INCURRED IN CONNECTION WITH ANY SUCH CLAIM OR ACTION OR PROCEEDING BROUGHT THEREON. The provisions of this Paragraph 11A shall survive the expiration or termination of this Lease. Landlord shall not be liable in any event for personal injury or loss of or to Tenant’s property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities, Molds, or other occurrences, unless otherwise provided in this Lease. Landlord strongly recommends that Tenant secure Tenant’s own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional coverage for such risks. Tenant shall give prompt notice to Landlord of any significant accidents involving injury to persons or property. Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, regardless of whether such loss occurs when the area is locked against entry. Landlord shall not be liable to Tenant or Tenant’s employees, customers or invitees for any damages or losses to persons or property caused by any lessees in the Building or the Project, or for any damages or losses caused by theft, burglary, assault, __ndalism or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant’s own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional protection or coverage for such risks. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct within or about the Premises or the Project and/or any personal injury or property damage caused thereby. Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Landlords sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking garage or parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises, the parking garage or other parking areas.

B. EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT TENANT HAS RELEASED IN WRITING OR HAS INDEMNIFIED LANDLORD FROM AND AGAINST HEREUNDER, LANDLORD SHALL INDEMNIFY AND HOLD TENANT HARMLESS FROM AND DEFEND TENANT AGAINST ANY AND ALL CLAIMS, ACTIONS, LIABILITY, INJURIES OR DAMAGES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE AND ACTUAL COSTS, COUNSEL FEES, EXPENSES AND LIABILITIES INCURRED IN CONNECTION WITH ANY SUCH CLAIM OR ACTION OR PROCEEDING BROUGHT THEREON) FOR ANY INJURY OR DAMAGE (I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF, THE PROJECT AND/OR COMMON AREAS, IF, AND ONLY TO THE EXTENT, SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OR OMISSION OF ANY DUTY BY LANDLORD, ITS AGENTS, SERVANTS, EMPLOYEES OR INVITEES; (II) ARISING FROM THE CONDUCT OR MANAGEMENT OF ANY WORK DONE BY THE LANDLORD IN OR ABOUT THE PROJECT; OR (III) ARISING FROM TRANSACTIONS OF THE LANDLORD. Tenant shall not be liable in any event for personal injury or loss of or to Landlord’s property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities, Molds, or other occurrences, unless otherwise provided in this Lease. Landlord shall give prompt notice to Tenant of any significant accidents at the Project involving injury to persons or property. Tenant shall not he responsible to Landlord or Landlord’s employees, customers, or invitees for any damages or losses to persons or property caused by any lessee, tenant, licensee or other occupant of the Project, or for any damages or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord shall give Tenant prompt notice of any criminal or suspicious conduct within or about the Premises or the Project and /or any personal injury or property damage caused thereby. Tenant may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Tenant’s sole discretion, Tenant shall not be liable to Landlord for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. The provisions of this Paragraph 11B shall survive termination or expiration of this Lease.

12. USE. The Premises shall be used only for the purpose of receiving, storing, shipping, manufacturing and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto. Tenant shall have the right to use the existing fenced area within the Truck Dock (and any other area within the Truck Dock approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed) for storage of Tenant’s equipment, materials, products and other personal property, provided that such storage does not violate any restrictive covenants affecting the Premises. Except as otherwise provided above, outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations, as determined by Landlord in its commercially reasonable discretion, to emanate from the Premises, nor take any other action that would constitute a nuisance or would unreasonably disturb, interfere with, or endanger Landlord or any other lessees of the Project.

13. HAZARDOUS WASTE. The term “Hazardous Substances,” as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local statute ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises by or on behalf of Tenant that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”), provided said Permitted Activities are conducted in accordance with all Environmental Laws and Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used by or on behalf of Tenant in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used by or on behalf of Tenant as a landfill or a dump; (iv) Tenant will not install or authorize installation of any underground tanks of any type; (v) Tenant will not cause or authorize any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not cause or authorize any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought by Tenant or found located thereon as a result of Tenant, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws. Landlord and Landlord’s representatives shall have the right but not the obligation to enter the Premises, subject to Paragraph 14, for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord’s reasonable opinion, that any Permitted Materials are being improperly stored, used or disposed of by Tenant, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours following Landlord’s request. Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for all reasonable and actual costs associated with said work; If, at any time during or after the term of this Lease, the Premises are found to be contaminated with Hazardous Substances caused by or as a result of Tenant’s use and occupancy of the Premises, then Tenant shall diligently institute proper and thorough clean-up of such Hazardous Substances, at Tenant’s sole cost. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL CLAIMS, DEMANDS, ACTIONS, LIABILITIES, COSTS, EXPENSES, DAMAGES, PENALTIES AND OBLIGATIONS OF ANY NATURE ARISING FROM OR AS A RESULT OF ANY CONTAMINATION OF THE PREMISES WITH HAZARDOUS SUBSTANCES, TO THE EXTENT AND ONLY TO THE EXTENT CAUSED BY TENANT OR ARISING FROM THE USE OR OCCUPANCY OF THE PREMISES BY TENANT. LANDLORD AGREES TO INDEMNIFY AND HOLD TENANT HARMLESS FROM ALL CLAIMS, DEMANDS, ACTIONS, LIABILITIES, COSTS, EXPENSES, DAMAGES, PENALTIES AND OBLIGATIONS OF ANY NATURE ARISING FROM OR AS A RESULT OF ANY CONTAMINATION OF THE PREMISES WITH HAZARDOUS SUBSTANCES, EXCEPT TO THE EXTENT CAUSED BY TENANT OR ARISING FROM THE USE OR OCCUPANCY OF THE PREMISES BY TENANT. THE FOREGOING INDEMNITIES AND THE RESPONSIBILITIES OF THE PARTIES RELATING THERETO SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE.

14. INSPECTION. Upon notice to Tenant and with a Tenant representative, Landlord’s agents and representatives shall have the right to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six (6) months of the Lease term, for the purpose of showing the Premises. Any person entering the Premises as agent, representative, contractor, guest or invitee of Landlord, shall be required, prior to and as a condition of entering the Premises, to execute and deliver to Tenant a Confidentiality and Non-Disclosure Agreement (“CNDA”) regarding the confidential information, systems and/or work of Tenant within the Premises. During the last six (6) months of the Lease term, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord’s inspection of the Premises shall be deemed correct for the purpose of determining Tenant’s responsibility for repairs and restoration of the Premises and for purposes of calculating the amount to be deducted, if any, from the Security Deposit. The terms and conditions of this Paragraph 14 control and take precedence over any other conflicting provision of this Lease concerning entry upon the Premises by Landlord, its agents, representatives, contractors, guests and invitees.

15. ASSIGNMENT AND SUBLETTING. Except as otherwise provided herein, Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, no Landlord consent shall be required for an assignment, transfer or sublease by Tenant to any person or entity which (i) controls, is controlled by, or is under common control with Tenant, (ii) purchases all or substantially all of the assets of Tenant, or (iii) merges with, acquires, or is acquired by, Tenant regardless of whether Tenant is the surviving entity (each a “Permitted Assignee” and, collectively, “Permitted Assignees”), provided that such Permitted Assignee has a net worth equal to or greater than the gross rent payable by Tenant to Landlord hereunder for the term of the Lease remaining following such sublease or assignment. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Upon any assignment of this Lease by Tenant hereunder to a Permitted Assignee, Tenant shall be relieved of further liability under this Lease. If Tenant has failed to pay all or any portion of the monthly rent by its due date or if an Event of Default occurs or if Landlord in good faith deems the prospect of collecting the next payment of monthly rent to be impaired while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from such assignee or sublessee all rents payable to the Tenant and apply such rent against any sums due or to become due to Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and any category of rent subsequently received by Tenant under any such sublease is in excess of the same category of rent payable under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, declare one-half (1/2) of such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder. Notwithstanding any provision to the contrary, in no event shall a change of name by Tenant constitute an assignment, sublease or transfer hereunder.

16. CONDEMNATION. If more than ten percent (10%) of the Building and/or more than ten percent (10%) of the Parking Spaces are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, then Tenant may terminate this Lease by written notice to Landlord and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than ten percent (10%) of the Building and/or less than ten percent (10%) of the Parking Spaces are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if Tenant does not elect to terminate this Lease pursuant to the preceding sentence, then the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however. Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s trade fixtures and personal property, if a separate award for such items is made to Tenant.

17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise. Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required to be performed by Tenant pursuant to Paragraph 6 completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one hundred and twenty- five (125%) percent of the in effect on the date of such termination of this Lease, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth. Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19. EVENTS OF DEFAULT. The following events (herein individually referred to as an __Event of Default__) each shall be deemed to be a default in or breach of Tenant’s obligations under this Lease:

A. Tenant shall fail to pay when due any installment of rent herein required to be paid by Tenant, or any other payment or reimbursement to Landlord required to be paid by Tenant herein, and such failure shall continue for a period of ten (10) days following written notice from Landlord notifying Tenant of such failure to pay when due; provided, however, in no event shall Landlord be required to give notice of such an Event of Default more than two (2) times during any calendar year.

B. Tenant shall abandon and fail to maintain and repair all or a substantial portion of the Premises for a period of more than sixty (60) consecutive days, whether or not Tenant is in default of the rental payments due under this Lease.

C. Tenant shall fail to timely discharge any lien placed upon the Premises by or as a result of Tenant in violation of Paragraph 22 hereof.

D. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not cure such failure within twenty (20) days after written notice thereof from Landlord (or such longer period provided Tenant has commenced and diligently prosecutes such cure to completion).

20. REMEDIES.

A. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

(a) terminate this Lease;

(b) enter upon and take possession of the Premises without terminating this Lease;

(c) make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action and/or

(d) alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord’s option, one or more remedies pursuant to this Lease; provided, however, Landlord shall be required to provide to Tenant the new key to the Premises upon cure by Tenant of its default.

B. Damages Upon Termination. If Landlord terminates this Lease, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination Landlord and Tenant agree that determining the actual amount of additional damages which Landlord will incur will be extremely difficult to estimate because neither party can predict the market conditions that will exist at the time of the termination. In order to arrive at a reasonable forecast of just compensation, Landlord and Tenant agree that, at Landlord’s option, and if the termination occurred as a result of the occurrence of an Event of Default under Paragraphs 19A, 19B, or 19_ above. Tenant shall additionally pay to Landlord immediately upon demand as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period Because of the difficulty of ascertaining such value and in order to achieve a reasonable estimate of liquidated damages hereunder. landlord and Tenant stipulate and agree, for the purposes hereof, that the present value discount rate shall be seven per cent (7%). Unless Tenant has abandoned the Premises in violation of this Lease, Tenant waives any claim or defense that the liquidated damages provided for herein should be reduced or offset by the failure of landlord to mitigate or exercise reasonable efforts to mitigate its damages, whether pursuant to the provisions of Paragraph 20G below or otherwise.

C. Damages Upon Repossession. If Landlord repossesses the Premises without terminating this Lease. Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, and shall additionally timely pay as they accrue all amounts required to be paid by Tenant under the Lease to Landlord until the date of expiration of the Term as stated in Paragraph I, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining Term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease Term.

D. Costs of Reletting, Removing, Repairs and Enforcement. Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20. Tenant also shall be liable for and shall pay to Landlord all reasonable and actual (i) brokers’ fees and other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) costs of removing, storing or disposing of Tenant’s or any other occupant’s property; (iii) costs of repairing and restoring the Premises to good condition, reasonable wear and tear excepted; (iv) costs and expenses incurred by Landlord in effecting compliance with Tenant’s obligations under this Lease; and (v) expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies hereunder, including without limitation all reasonable and actual attorneys’ fees and all court costs incurred in connection with such enforcement or defense.

E. Late Charge. In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation, any rental or escrow -payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

F. Interest on Past Due Amounts. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for thirty (30) days after the due date for such payment then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) thirteen percent (13%) or (ii) the highest rate then permitted by law.

G. No Implied Acceptances or Waivers. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant’s surrender of the Premises, it being understood that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord’s right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous Event of Default by Tenant. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of an Event of Default by Tenant under this Lease. Landlord’s acceptance of any rent following an Event of Default by Tenant hereunder shall not be construed as Landlord’s waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

H. Reletting of Premises. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use diligent efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom. Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting. Landlord may relet the whole or any portion of the Premises, for any period, to any tenant and for any use or purpose.

I. Landlord’s Default. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (or such longer period, provided Landlord promptly commences and diligently prosecutes such cure to completion), Tenant shall have the right and option to (i) terminate this Lease by written notice to Landlord. (ii) make any payment, take any action and/or perform any duty or obligation of Landlord hereunder and to receive reimbursement by Landlord for all costs and expenses incurred by Tenant in connection therewith, pursuant to this Paragraph 201: and or (iii) pursue any other remedy available at law or in equity. In the event Tenant elects to cure any Landlord default pursuant to this Paragraph 201, Landlord shall pay to Tenant, within ten (10) days following written demand, all costs and expenses incurred by Tenant in connection with such cure. If Landlord fails to pay and reimburse Tenant for such costs and expenses, within said 10-day period, Tenant shall have the right to offset all such costs and expenses against Base Rent, Escrow Deposits and other amounts due and payable by Tenant to Landlord hereunder. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations (and any offset rights of Tenant hereunder) shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

J. Tenant’s Personal Property. If upon expiration or termination of the Term, Tenant fails to remove from the Premises all or any part of Tenant’s Trade Fixtures and Equipment, then Landlord shall have the right to remove and store all of Tenant’s Trade Fixtures and Equipment located in or at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord’s other rights hereunder. Landlord may dispose of the stored property if Tenant does not claim the property within ten (10) days after notice from Landlord that the property is stored. Landlord shall give Tenant at least ten (10) days prior written notice of such intended disposition. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.

21. MORTGAGES. Landlord agrees to and shall deliver to Tenant, prior to the Commencement Date, an SNDA (as hereafter defined) for any mortgage and deed of trust constituting a lien on the Premises as of the Commencement Date. Subject to receipt of an SNDA therefor, Tenant accepts this Lease subject and subordinate to any existing or future mortgage and/or deed of trust constituting a lien on the Premises; provided, however, if the mortgagee, trustee or holder of any such mortgage or deed of trust (“Mortgage Holder”) elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such Mortgage Holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, upon receipt of an executed SNDA from any such Mortgage Holder, agrees to execute any instruments, releases or other documents that may be required by such Mortgage Holder for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage Holder. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any Mortgage Holder, the name and address of which Tenant has received written notice, specifying the default in reasonable detail and affording such Mortgage Holder a reasonable opportunity (but in no event less than thirty (30) days) to cure Landlord’s default, at its election, for and on behalf of Landlord. The term “SNDA” shall mean and refer to a subordination and non-disturbance agreement, in written and recordable form reasonably acceptable to Tenant, which states that, so long as Tenant is not in default of its obligations hereunder. Tenant’s right to use and possess the Premises for the purposes and subject to the terms and provisions of this Lease shall not be disturbed should the Mortgage Holder succeed to Landlord’s interest in the Premises by foreclosure of the lien or security interest held by the Mortgage Holder executing such agreement, or otherwise.

22. MECHANIC’S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant acknowledges and agrees that in connection with all Alterations to the Premises, i) Tenant does not act as Landlord’s agent; ii) the Alterations are done solely for the benefit of Tenant; and iii) the Alterations do not “enrich” Landlord because they are specific to the needs of Tenant and therefore have little or no intrinsic value to Landlord. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys’ fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the landlord in the Premises or under the terms of this Lease, which claims or liens arise by, through or under Tenant, but not otherwise.

23. MISCELLANEOUS.

A. Interpretation. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. The parties stipulate and agree that the gross rentable area of the Building is 46,347, and any reference in this Lease to rentable area shall mean such amount. Both parties waive any right to request remeasurement of the Building.

B. Binding Effect. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

C. Evidence of Authority. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

D. Force Majeure. Neither Landlord nor Tenant shall be held responsible for delays in the performance of their respective obligations hereunder when caused by material shortages, acts of God, labor disputes, acts of terrorism, or other events beyond the reasonable control of Landlord or Tenant (as applicable), provided this provision shall not excuse either party from performing its monetary obligations set forth in this Lease.

E. Payments Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

F. Estoppel Certificates. Landlord and Tenant agree, from time to time, within ten (10) days after request by the other, to deliver to such requesting party, or such party’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be reasonably requested. It is understood and agreed that each party’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for the other party’s execution of this Lease.

G. Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease, are of no force or effect EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord’s agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

H. Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated, jointly by Landlord and Tenant, as necessary to put the Premises in good condition, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Landlord’s obligation to return to Tenant (i) any remaining Security Deposit held by Landlord after deducting any amounts authorized to be deducted in this Lease: and (ii) any amount by which the Escrow Deposits paid by Tenant during the calendar year in which the Lease expires or terminates exceeds Tenant’s Proportionate Share of actual Tenant Costs for such year, shall survive the expiration or earlier termination of this Lease.

I. Severability of Terms. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

J. Effective Date. All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

K. Brokers’ Commission. Landlord and Tenant acknowledge and agree that Tenant is represented by Newmark Southern Region, LLC (“Newmark”) as its exclusive tenant representative in connection with this Lease, and Landlord is represented by Trammel Crow Company (“TCC”) as its exclusive representative in connection with this Lease (Newmark and TCC being hereinafter referred to collectively, as “Brokers”). Landlord shall pay (i) to Newmark a four percent (4%) commission, within ten (10) days following the Commencement Date, based on the aggregate net rentals over the Term, in accordance with a separate written agreement executed between Landlord and Newmark prior to the date hereof; and (ii) to TCC, any commission or other fees agreed to be paid by Landlord to TCC, in accordance with any separate written agreement executed between Landlord and TCC prior to the date hereof. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims by any broker, agent or other person (other than the Brokers) claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, respectively, with regard to this leasing transaction.

L. Ambiguity. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel. In the event of any ambiguity herein, both parties waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease.

M. Joint Several Liability. INTENTIONALLY DELETED.

N. Third Party Rights. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

O. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

P. Applicable Law. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant or Landlord shall be deemed to be complied with when and if the following steps are taken:

(i)	All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice, delivered by hand delivery or regular U.S. Mail, postage prepaid. Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

(ii)	All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice, delivered by hand delivery or regular U.S. Mail, postage prepaid. Landlord’s obligation to pay any amounts to Tenant under the terms of this Lease shall not be deemed satisfied until such payment has been actually received by Tenant.

(iii)	Any written notice, document or other instrument required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice, delivered in accordance herewith.

25. ADDITIONAL PROVISIONS. INTENTIONALLY DELETED.

26. RENEWAL OPTION. Provided that an Event of Default by Tenant has not occurred. Tenant shall have the right to renew and extend the term of this Lease for an additional period (“Renewal Term”) of two (2) years, commencing upon the expiration of the term set forth in Paragraph I. Tenant may exercise such option to renew and extend the term by giving Landlord written notice thereof at least one hundred eighty (180) days prior to the expiration of the term. All terms and provisions of this Lease shall be applicable during the Renewal Term, except that the Base Rent payable by Tenant during such Renewal Term shall be equal to the fair market rental rate at the time of renewal.

27. NOTICE OF AVAILABLE SPACE: Landlord agrees to notify Tenant first if any space (“Expansion Space”) within any building at the Project becomes available during the term of this Lease.

28. GUARANTY OF LEASE INTENTIONALLY DELETED.

29. LANDLORD’S LIEN. Landlord hereby expressly waives any contractual or statutory landlord’s lien and any other security interest in all goods, equipment, fixtures, furniture, inventory, and other personal property of Tenant now or hereafter situated at, on or within the Premises (including, without limitation, Tenant’s Trade Fixtures and Equipment), and such property may be removed from the Premises without the consent of Landlord at any time during the term of this Lease, in the ordinary course of Tenant’s business or otherwise.

30. MEMORANDUM OF LEASE. Landlord and Tenant agree that, within three (3) business days following the Commencement Date, each will execute and deliver to the other a memorandum of this Lease (“Memorandum of Lease”), in recordable form, which states the names of the parties, a description of the Premises, and references such other terms and provisions as the parties deem necessary (but not to include the amount of rent or other amounts payable hereunder or the term of the Lease). The Memorandum of Lease may be recorded by Tenant, at its expense, in the Official Public Records of Travis County, Texas. Within ten (10) days following termination or expiration of this Lease, Tenant agrees to execute and record in the Official Public Records of Travis County, Texas, a notice of termination of this Lease and the Memorandum of Lease, and to provide a copy of such recorded document to Landlord.

[SIGNATURES ON THE FOLLOWING PAGE]

EXECUTED BY LANDLORD, this 18th day of July, 2003.

LANDLORD: 8900 SHOAL CREEK, a Texas general partnership

By:	Trammell Crow Central Texas Limited, agent

	By:	TCCT Real Estate Inc., a Delaware corporation, its general partner

		By:	/S/ ERIC O’CONNOR

		Printed Name:	Eric O’Connor
		Title:	Sr. Vice President
Address:

EXECUTED BY TENANT, this 18th day of July, 2003.

TENANT: STAKTEK GROUP L.P., a Texas limited partnership

By:	STAKTEK GP, LLC, a Delaware limited liability company, its general partner

	By:	/S/ CHARLES EARHART

	Printed Name:	Charles Earhart
	Title:	Exec. VP, Product Operation
	Address:	8900 Shoal Creek Blvd., #125 Austin, Texas 78757
	Phone:	454-9531

EXHIBIT “A”    - Premises [being the Building and Truck Court]

EXHIBIT “B”    - Project

EXHIBIT “C”    - INTENTIONALLY DELETED

EXHIBIT “D”    - Diagram of Parking Spaces